                   CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                           MONTHLY SERVICER'S REPORT


                                                                             Settlement Date                           5/31/2002
                                                                             Determination Date                        6/12/2002
                                                                             Distribution Date                         6/17/2002

I.    All Payments on the Contracts                                                                                  2,588,431.45
II.   All Liquidation Proceeds on the
      Contracts with respect to Principal                                                                               34,805.15
III.  Repurchased Contracts                                                                                                  0.00
IV.   Investment Earnings on Collection Account                                                                          2,513.03
V.    Servicer Monthly Advances                                                                                         33,371.66
VI.   Distribution from the Reserve Account                                                                                  0.00
VII.  Deposits from the Pay-Ahead Account
      (including Investment Earnings)                                                                                    4,063.96
VIII. Transfers to the Pay-Ahead Account                                                                                (4,323.94)
IX.   Less:  Investment Earnings distributions
      (a)  To Sellers with respect
           to the Collection Account                                                                                    (2,513.03)
      (b)  To Sellers with respect to
           the Pay-Ahead Account                                                                                          (18.10)

Total available amount in Collection Account                                                                        $2,656,330.18
                                                                                                                    =============


DISTRIBUTION AMOUNTS                                        Cost per $1000
---------------------------------------------               --------------

1.   (a)  Class A-1 Note Interest Distribution                                          0.00
     (b)  Class A-1 Note Principal Distribution                                         0.00
          Aggregate Class A-1 Note Distribution               0.00000000                                                     0.00

2.   (a)  Class A-2 Note Interest Distribution                                          0.00
     (b)  Class A-2 Note Principal Distribution                                         0.00
          Aggregate Class A-2 Note Distribution               0.00000000                                                     0.00

3.   (a)  Class A-3 Note Interest Distribution                                          0.00
     (b)  Class A-3 Note Principal Distribution                                         0.00
          Aggregate Class A-3 Note Distribution               0.00000000                                                     0.00

4.   (a)  Class A-4 Note Interest Distribution                                          0.00
     (b)  Class A-4 Note Principal Distribution                                         0.00
          Aggregate Class A-4 Note Distribution               0.00000000                                                     0.00

5.   (a)  Class A-5 Note Interest Distribution                                          0.00
     (b)  Class A-5 Note Principal Distribution                                         0.00
          Aggregate Class A-5 Note Distribution               0.00000000                                                     0.00

6.   (a)  Class A-6 Note Interest Distribution                                    121,628.09
     (b)  Class A-6 Note Principal Distribution                                 2,222,000.43
          Aggregate Class A-6 Note Distribution              98.88727932                                             2,343,628.52

7.   (a)  Class B Note Interest Distribution                                       59,285.00
     (b)  Class B Note Principal Distribution                                           0.00
          Aggregate Class B Note Distribution                 5.56666667                                                59,285.00

8.   (a)  Class C Note Interest Distribution                                       98,822.83
     (b)  Class C Note Principal Distribution                                           0.00
          Aggregate Class C Note Distribution                 5.70833312                                                98,822.83

9.    Servicer Payment
       (a)  Servicing Fee                                                          21,006.85
       (b)  Reimbursement of prior Monthly Advances                                37,604.76
            Total Servicer Payment                                                                                      58,611.61

10.  Deposits to the Reserve Account                                                                                    95,982.22

Total Distribution Amount from Collection Account                                                                   $2,656,330.18
                                                                                                                    =============

Reserve Account distributions to Sellers

      (a)  Amounts to the Sellers (Chase USA)
           from Excess Collections                                                 39,451.21
      (b)  Amounts to the Sellers (Chase Manhattan
           Bank) from Excess Collections                                           38,515.60
      (c)  Distribution from the Reserve Account
           to the Sellers(Chase USA)                                                    0.00
      (d)  Distribution from the Reserve Account
           to the Sellers(Chase Manhattan Bank)                                         0.00
             Total Amounts to Sellers
               (Chase USA & Chase Manhattan Bank)                                                                       77,966.81
                                                                                                                        =========


Payahead Account distributions to Sellers

      (a)  Distribution from the Payahead
           Account to the Sellers(Chase USA)                        9.16
      (b)  Distribution from the Payahead Account
           to the Sellers(Chase Manhattan Bank)                     8.94
              Total Amounts to Sellers(Chase
                USA & Chase Manhattan Bank)                                                                                18.10
                                                                                                                       =========


                  INTEREST
---------------------------------------------

1.   Current Interest Requirement
        (a) Class A-1 Notes    @             5.845%                                                    0.00
        (b) Class A-2 Notes    @             6.028%                                                    0.00
        (c) Class A-3 Notes    @             6.140%                                                    0.00
        (d) Class A-4 Notes    @             6.250%                                                    0.00
        (e) Class A-5 Notes    @             6.420%                                                    0.00
        (f) Class A-6 Notes    @             6.500%                                              121,628.09
            Aggregate Interest on Class A Notes                                                                       121,628.09
        (g) Class B Notes @                  6.680%                                                                    59,285.00
        (h) Class C Notes @                  6.850%                                                                    98,822.83


2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                            0.00
        (b) Class A-2 Notes                                                                            0.00
        (c) Class A-3 Notes                                                                            0.00
        (d) Class A-4 Notes                                                                            0.00
        (e) Class A-5 Notes                                                                            0.00
        (f) Class A-6 Notes                                                                            0.00
        (g) Class B Notes                                                                              0.00
        (h) Class C Notes                                                                              0.00


3.   Total Distribution of Interest                           Cost per $1000
                                                              --------------
        (a) Class A-1 Notes                                     0.00000000                             0.00
        (b) Class A-2 Notes                                     0.00000000                             0.00
        (c) Class A-3 Notes                                     0.00000000                             0.00
        (d) Class A-4 Notes                                     0.00000000                             0.00
        (e) Class A-5 Notes                                     0.00000000                             0.00
        (f) Class A-6 Notes                                     5.13198692                       121,628.09
            Total Aggregate Interest on Class A Notes                                                                 121,628.09
        (g) Class B Notes                                       5.56666667                                             59,285.00
        (h) Class C Notes                                       5.70833312                                             98,822.83



                 PRINCIPAL
---------------------------------------------

                                                          No. of Contracts
                                                          ----------------
1.   Amount of Stated Principal Collected                                                        608,546.99
2.   Amount of Principal Prepayment Collected                       86                         1,608,489.45
3.   Amount of Liquidated Contract                                  1                              4,963.99
4.   Amount of Repurchased Contract                                 0                                  0.00

       Total Formula Principal Distribution Amount                                                                  2,222,000.43

5.   Principal Balance before giving
     effect to Principal Distribution                                               Pool Factor
                                                                                    -----------
        (a) Class A-1 Notes                                                          0.0000000                              0.00
        (b) Class A-2 Notes                                                          0.0000000                              0.00
        (c) Class A-3 Notes                                                          0.0000000                              0.00
        (d) Class A-4 Notes                                                          0.0000000                              0.00
        (e) Class A-5 Notes                                                          0.0000000                              0.00
        (f) Class A-6 Notes                                                          0.9474437                     22,454,416.37
        (g) Class B Notes                                                            1.0000000                     10,650,000.00
        (h) Class C Notes                                                            1.0000000                     17,312,029.25


6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                 0.00
        (b) Class A-2 Notes                                                                                                 0.00
        (c) Class A-3 Notes                                                                                                 0.00
        (d) Class A-4 Notes                                                                                                 0.00
        (e) Class A-5 Notes                                                                                                 0.00
        (f) Class A-6 Notes                                                                                                 0.00
        (g) Class B Notes                                                                                                   0.00
        (h) Class C Notes                                                                                                   0.00


7.   Principal Distribution                               Cost per $1000
                                                          ---------------
        (a) Class A-1 Notes                                 0.00000000                                                      0.00
        (b) Class A-2 Notes                                 0.00000000                                                      0.00
        (c) Class A-3 Notes                                 0.00000000                                                      0.00
        (d) Class A-4 Notes                                 0.00000000                                                      0.00
        (e) Class A-5 Notes                                 0.00000000                                                      0.00
        (f) Class A-6 Notes                                93.75529241                                              2,222,000.43
        (g) Class B Notes                                   0.00000000                                                      0.00
        (h) Class C Notes                                   0.00000000                                                      0.00


8.   Principal Balance after giving
     effect to Principal Distribution                                              Pool Factor
                                                                                    -----------
        (a) Class A-1 Notes                                                          0.0000000                              0.00
        (b) Class A-2 Notes                                                          0.0000000                              0.00
        (c) Class A-3 Notes                                                          0.0000000                              0.00
        (d) Class A-4 Notes                                                          0.0000000                              0.00
        (e) Class A-5 Notes                                                          0.0000000                              0.00
        (f) Class A-6 Notes                                                          0.8536884                     20,232,415.94
        (g) Class B Notes                                                            1.0000000                     10,650,000.00
        (h) Class C Notes                                                            1.0000000                     17,312,029.25

                 POOL DATA
---------------------------------------------

                                                                                               Aggregate
                                                                     No. of Contracts     Principal Balance
1.   Pool Stated Principal Balance as of  5/31/2002                         1,804            48,194,445.19

2.   Delinquency Information                                                                                           % Delinquent
                                                                                                                        ------------

              (a) 31-59 Days                                                  29                717,252.69                 1.488%
              (b) 60-89 Days                                                  12                190,808.30                 0.396%
              (c) 90-119 Days                                                 3                 154,450.82                 0.320%
              (d) 120 Days +                                                  0                       0.00                 0.000%

3.   Contracts Repossessed during the Due Period                              0                       0.00

4.   Current Repossession Inventory                                           0                       0.00

5.   Aggregate Net Losses for the preceding
     Collection Period
       (a)  Aggregate Principal Balance of
            Liquidated Receivables                                            1                   4,963.99
       (b)  Net Liquidation Proceeds on any
            Liquidated Receivables                                                               34,805.15
                                                                                              ---------------
       Total Aggregate Net Losses for the
       preceding Collection Period                                                                                    -29,841.16

6.   Aggregate Losses on all Liquidated
     Receivables (Year-To-Date)                                                                                       662,066.52

7.   Aggregate Net Losses on all Liquidated
     Receivables (Life-To-Date)                                              550                                    4,891,345.37

8.   Weighted Average Contract Rate of all
     Outstanding Contracts                                                                                                 9.053%

9.   Weighted Average Remaining Term to Maturity
     of all Outstanding Contracts                                                                                        109.235



              TRIGGER ANALYSIS
---------------------------------------------

1.  (a)  Average 60+ Delinquency Percentage                  0.960%
     (b)  Delinquency Percentage Trigger in effect ?                           NO

2.  (a)  Average Net Loss Ratio                              0.042%
     (b)  Net Loss Ratio Trigger in effect ?                                   NO
     (c)  Net Loss Ratio (using ending Pool Balance)         0.103%

3.  (a)  Servicer Replacement Percentage                    -0.043%
     (b)  Servicer Replacement Trigger in effect ?                             NO



               MISCELLANEOUS
---------------------------------------------

1.   Monthly Servicing Fees                                                                                            21,006.85

2.   Servicer Advances                                                                                                 33,371.66

3.   (a)  Opening Balance of the Reserve Account                                                                    5,299,449.12
      (b)  Deposits to the Reserve Account                                                      95,982.22
      (c)  Investment Earnings in the Reserve Account                                            7,776.06
      (d)  Distribution from the Reserve Account                                               (77,966.81)
      (e)  Ending Balance of the Reserve Account                                                                    5,325,240.59

4.   Specified Reserve Account Balance                                                                              5,325,240.59

5.   (a)  Opening Balance in the Pay-Ahead Account                                                                      8,153.09
     (b)  Deposits to the Pay-Ahead Account
          from the Collection Account                                                            4,323.94
     (c)  Investment Earnings in the
          Pay-Ahead Account                                                                         18.10
     (d)  Transfers from the Pay-Ahead
          Account to the Collection Account                                                     (4,063.96)
     (e)  Ending Balance in the Pay-Ahead Account                                                                       8,431.17